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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 8, 2000


                          CHURCHILL DOWNS INCORPORATED
      ---------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



    Kentucky                    0-01469                        61-0156015
---------------            ----------------               --------------------
(State or other              (Commission                      (IRS Employer
jurisdiction of              File Number)                  Identification No.)
incorporation)


                 700 Central Avenue, Louisville, Kentucky 40208
                ------------------------------------------------
                    (Address of principal executive offices)


                                 (502) 636-4400
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              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 8, 2000, Churchill Downs Incorporated ("CDI"), a Kentucky corporation, entered into a merger transaction with Arlington International Racecourse pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated June 23, 2000, as amended as of July 14, 2000, among CDI, Duchossois Industries, Inc. ("DII"), an Illinois corporation, A. Acquisition Corp., an Illinois corporation, A. Management Acquisition Corp., an Illinois corporation, T. Club Acquisition Corp., an Illinois corporation (A. Acquisition Corp., A. Management Acquisition Corp. and T. Club Acquisition Corp., each a direct or indirect wholly owned subsidiary of CDI, being collectively referred to as the "CDI Companies"), Arlington International Racecourse, Inc., an Illinois corporation, Arlington Management Services, Inc., an Illinois corporation, and Turf Club of Illinois, Inc., an Illinois corporation (Arlington International Racecourse, Inc., Arlington Management Services, Inc. and Turf Club of Illinois, Inc. being collectively referred to as the "Arlington Companies"). The transaction was completed through the merger of the CDI Companies with and into the Arlington Companies, with the Arlington Companies being the surviving corporations of the mergers (the "Mergers") and becoming wholly-owned subsidiaries of CDI. Prior to the consummation of the Mergers, each of the Arlington Companies was a wholly-owned subsidiary of DII. The Arlington Companies own and operate Arlington International Racecourse, a pari-mutuel thoroughbred horse racetrack in Illinois, and five off-track simulcast wagering facilities in Illinois that accept wagers throughout the year on races at Arlington International Racecourse and on races simulcast from other locations. The assets of these facilities consist of owned or leased real estate, improvements, fixtures, furniture, equipment and other personal property. CDI intends to continue to operate Arlington International Racecourse and the other assets of the Arlington Companies at the same locations and under the same names.

         In the Mergers, DII received an aggregate of 3,150,000 shares of CDI's common stock, no par value ("CDI Common Stock"), and has the right to receive up to 1,250,000 additional shares of CDI Common Stock, as provided in the Merger Agreement. The purchase price was determined by CDI based upon its analysis of the financial performance and assets of the Arlington Companies.

         At the closing of the Merger Agreement, CDI and DII entered into a stockholder's agreement. Pursuant to the stockholder's agreement, DII obtained certain governance rights in CDI, and became subject to certain voting and transfer restrictions on the CDI Common Stock it received in the Mergers. In addition, DII received the right initially to designate three members of the CDI board of directors, resulting in an increase from 12 to 15 members. Effective September 8, 2000, Richard L. Duchossis, Craig L. Duchossois and Robert L. Fealy were appointed to CDI's board of directors.

         A  copy  of  the  press  release   announcing  the  completion  of  the
transaction is attached as Exhibit 99 to this Current Report on Form 8-K.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         A.       Financial Statements of Businesses Acquired.

                  To be filed by amendment on or about November 22, 2000.

         B.       Pro Forma Financial Information.

                  To be filed by amendment on or about November 22, 2000.

         C.       Exhibits

                  2.1 Amended and Restated Agreement and Plan of Merger dated as of June 23, 2000, as amended as of July 14, 2000, by and among Churchill Downs Incorporated, Duchossois Industries, Inc., A. Acquisition Corp., A. Management Acquisition Corp., T. Club Acquisition Corp., Arlington International Racecourse, Inc., Arlington Management Services, Inc., and Turf Club of Illinois, Inc., incorporated by reference to Annex A of the Proxy Statement for a Special Meeting of Shareholders of Churchill Downs Incorporated held September 8, 2000.

                  99 Press release issued on September 8, 2000 by Churchill Downs Incorporated.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHURCHILL DOWNS INCORPORATED
                                     (Registrant)



                                      By: /S/  REBECCA C. REED
                                          ------------------------------------
                                          Rebecca C. Reed,
                                          Senior Vice President



Date:  September 21, 2000





























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                                  EXHIBIT INDEX


Exhibit Number     Description of Exhibit                                 Page


2.1 Amended and Restated Agreement and Plan of Merger dated as of June 23, 2000, as amended as of July 14, 2000, by and among Churchill Downs Incorporated, Duchossois Industries, Inc., A. Acquisition Corp.,
                   A. Management Acquisition Corp., T. Club Acquisition Corp., Arlington International Racecourse, Inc., Arlington Management Services, Inc., and Turf Club of Illinois, Inc., incorporated by reference to Annex A of the Proxy Statement for a Special Meeting of Shareholders of Churchill Downs Incorporated held September 8, 2000.

99                 Press release issued on September 8, 2000 by
                   Churchill Downs Incorporated.                            6